UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2016
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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)
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Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices, including zip code)

(408) 830-9742
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On February 24, 2016, the Compensation Committee of the Board of Directors of Alpha and Omega Semiconductor Limited (the “Company”) approved an incentive bonus plan (the “Plan”) for the calendar year commencing January 1, 2016 pursuant to which each executive officer of the Company who continues in service through the end of the year will be eligible to receive an incentive award based on the level of attainment of specified Company performance goals. The aggregate amount of the award will be determined based on the level of attainment of a range of non-GAAP operating income and revenue for the year. A specified minimum amount of each of the non-GAAP operating income and revenue goals must be achieved before payment of an award under the Plan. The actual aggregate amount of the award earned by an executive officer for the calendar year will range from $0 to the maximum amount established for that officer (as set forth in the table below) depending on the level of attainment of the performance goals. In addition, the amount of the bonus award will be paid in a combination of cash and restricted share units (“RSU”) covering shares of Company common shares (with the number of shares based on the closing price of the common shares on the last trading date of the year). The specific allocation between cash and RSUs in the bonus award will vary depending on the level of attainment of the non-GAAP operating income and annual revenue goals, provided that the number of RSUs to be granted may not exceed certain dilution cap. RSU award will vest in four equal annual installments subject to the executive officer’s continued service through each vesting date.
Assuming the minimum performance goals as described above have been achieved, the minimum, target and maximum bonus payable to each executive officer of the Company (as a percentage of base salary) are as follows:

Name	Title	Minimum Bonus	Target Bonus	Maximum Bonus
Mike F. Chang	Chief Executive Officer	20%	100%	220%
Yifan Liang	Chief Financial Officer and Corporate Secretary	12%	60%	132%
Yueh-Se Ho	Chief Operating Officer	12%	60%	132%
Daniel Kuang Ming Chang	Senior Vice President of Marketing	10%	50%	110%

The description above is only a summary and qualified in its entirety by the Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016 to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016	Alpha and Omega Semiconductor Limited
By: /s/ Yifan Liang
Name: Yifan Liang
Title: Chief Financial Officer and Corporate Secretary